UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BIOTIE THERAPIES OYJ

(Exact Name of Registrant as Specified in Its Charter)

Republic of Finland	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Joukahaisenkatu 6, FI-20520 Turku, Finland	FI-20520
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
American Depositary Shares (“ADSs”), each representing 80 ordinary shares, no nominal value	The NASDAQ Stock Market LLC

Ordinary shares, no nominal value	The NASDAQ Stock Market LLC*

*	Not for trading, but only in connection with the listing of the ADSs on The NASDAQ Stock Market LLC. Each ADS represents the right to receive 80 ordinary shares. The ADSs are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-204147

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1: Description of Registrant’s Securities to be Registered

Biotie Therapies Oyj (the “Company”) hereby incorporates by reference (a) the description of its ordinary shares, no nominal value, contained under the heading “Description of Share Capital and Articles of Association”, (b) the description of its American Depositary Shares, each representing 80 ordinary shares, no nominal value, contained under the heading “Description of American Depositary Shares” and (c) the information set forth under the heading “Taxation”, in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-204147), as originally filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2015, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall be deemed to be incorporated by reference herein.

Item 2: Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOTIE THERAPIES OYJ

By:	/s/ Timo Veromaa
Name:	Timo Veromaa
Title:	President and Chief Executive Officer

Date: June 10, 2015